EXHIBIT 10.38

                              FRANCHISE AGREEMENT


         THE GREAT AMERICAN BACKRUB STORE, INC., a New York Corporation, hereinafter sometimes referred to as "Franchisor," and Roosevelt Field Partners, LLC, hereinafter referred to as "Franchisee," in consideration of the premises, covenants, and promises herein, agree as follows:


                                    RECITALS
                                    ARTICLE 1

         SECTION 1.01. Franchisor is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York. Franchisor's principal office is located at 425 Madison Avenue, Suite 605, New York, NY 10017.

         SECTION  1.02.  Franchisee's  principal  address is:
                         10241 S.W. 136th Street
                         Miami, FL 33176

         SECTION 1.03. Franchisor possesses rights under various registered and unregistered trademarks, service marks, trade names and styles relating to the trade name "The Great American BackRub," including distinctive logos, and also certain copyrighted material embodying the use of such marks and Franchisee specifically acknowledges Franchisor's exclusive right to said trademarks, service marks, trade names, and copyrighted material.

         SECTION 1.04. As the result of the expenditure of time, effort and money in research and development, Franchisor has developed a system and acquired experience and knowledge with respect to a system for the operation of businesses offering back rub services and products in a specially designed and decorated building with distinctive fixtures, accessories and color scheme, all known as "The Great American BackRub". In addition, through its advertising programs and the quality of its service, Franchisor has established a reputation, demand and goodwill for back rub services and products under the name of "The Great American BackRub".

         SECTION 1.05. Franchisor is also engaged in the business of granting to others, by means of non-exclusive franchise agreements, special limited licenses to utilize the name The Great American BackRub, the related proprietary marks and the associated concepts in connection with the operation by such persons of stores and the sale, distribution, and marketing of back rub services and products.


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         SECTION 1.06. All of the foregoing have a valuable  significance to the public, and Franchisee, being cognizant thereof, desires to obtain from Franchisor, and Franchisor desires to grant to Franchisee, pursuant to the terms of this Agreement, a franchise to operate one The Great American BackRub store at the location hereinafter specified.

         SECTION 1.07. Franchisor expressly disclaims the making of, and Franchisee acknowledges that he has not received or relied upon, any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Franchisee acknowledges that he has not received or relied on any representations about the franchise by Franchisor, or its officers, directors, employees or agents, that are contrary to the statements made in Franchisor's Uniform Franchise Offering Circular or to the terms herein, and further represents to Franchisor, as an inducement to its entry into this Agreement, that Franchisee has made no misrepresentations in obtaining the Franchise. Franchisee has applied for a franchise to own and operate a The Great American BackRub at the premises identified in Section 2.01 hereof, and such application has been approved by Franchisor in reliance upon all of the representations made therein.

         SECTION 1.08. The parties hereto, in consideration of the mutual agreements herein contained and promises herein expressed, and for other good consideration, acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:

                              TERMS AND CONDITIONS
                                    ARTICLE 2

         SECTION 2.01. Franchisor hereby grants to Franchisee and Franchisee hereby accepts subject to the terms and conditions of this Agreement the limited right and license to operate one The Great American BackRub store located at Roosevelt Field Mall, Long Island, New York (hereinafter sometimes referred to as the "Subject Location"), together with the limited right and license to utilize the related proprietary marks and Franchisor's system for the operation of one The Great American BackRub store. Termination or expiration of this Agreement shall constitute a termination or expiration of said Franchise.

         SECTION 2.02. Franchisee acknowledges Franchisor's exclusive right to the name The Great American BackRub, and the programs, including all bulletins, procedures, supplements, forms, advertising matter, devices, marks, service marks, trademarks, trade names, logos and slogans, and goodwill associated therewith, whether currently being used or hereafter applied for or put to use, in connection with, or applicable to, The Great American BackRub program. Franchisee agrees that he will not use or attempt to use any of said names, marks, or logos, in his own name or that of any other partnership, person, corporation or other business entity and that he will use said names, marks, or logos exclusively for, and in connection with, the promotion and conduct of the business herein described.

         SECTION 2.03. Subject to the terms and conditions hereof, and further provided that Franchisee has not breached any of the terms and conditions of this agreement,

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Franchisor grants to Franchisee during the term of this Agreement,  the right to use in connection with Franchisee's The Great American BackRub franchise Franchisor's marks, service marks, trademarks, trade names, logos and slogans, whether currently being used or hereafter applied for or put into use.

         SECTION 2.04. The rights herein granted to Franchisee by Franchisor are specifically restricted to the operation by Franchisee of a The Great American BackRub at the Subject Location. The right and license herein granted to Franchisee shall be effective only with respect to the franchise located at the Subject Location. No branches or second locations shall be permitted under this Agreement, and Franchisee hereby acknowledges that no representations or warranties have been made by Franchisor with respect to the grant of any other franchises or permission to operate the franchise from an additional or any other location.

         SECTION 2.05. The nature of the right and license herein granted to Franchisee is non-transferable. Franchisee may not directly or indirectly sublicense or subfranchise any other person, firm or corporation to own or operate a The Great American BackRub store, to utilize in any way the proprietary marks of Franchisor, or to utilize in any way all or any part of Franchisor's program. Further, without the prior written consent of Franchisor, Franchisee shall not sell, assign, or transfer said license or right, or any interest therein, except through an assignment of this Agreement in it entirety, and then subject to the provisions of and only to the extent permitted by
Article 9 hereof.

         SECTION 2.06. The license herein granted to Franchisee is non-exclusive. Franchisor reserves all rights to grant and sell similar franchises and licenses to others to operate, and to own or operate for its own account or with others, other The Great American BackRub stores at any location whatsoever.

         SECTION 2.07. Franchisee acknowledges and agrees that Franchisor would be unable to protect its trade secrets against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among its franchisees if franchised owners of The Great American BackRub stores were permitted to hold interests in any other business which is in direct or indirect competition with Franchisee's The Great American BackRub. Therefore, during the term of the Franchise, neither Franchisee, any shareholder or partner (in the event Franchisee is a corporation or partnership), nor any member of his or their immediate families (including, but not limited to, spouse, child, spouse of a child, brother, sister or parent) shall have any interest as an owner, investor, partner, director, officer, employee, consultant, representative or agent, or in any other capacity, in any other business (a "Competing Business") which is in the business of selling back rub services, massages, or any related services or products. In the event this restriction is unenforceable under the provisions of any applicable law governing this Agreement, said restriction shall be modified such that the geographic limitations of said restriction shall prohibit the direct or indirect ownership or operation of a Competing Business within (i) a radius of ten (10) miles of the Subject Location, or (ii) a radius of three (3) miles from any other operating The Great

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American BackRub store.  This  restriction  shall not be applicable to any other
The Great American BackRub store operated under Franchise Agreements granted by Franchisor nor the ownership of securities listed on a stock exchange or traded on the over-the-counter market that represent one percent (1%) or less of that class of securities. Franchisee shall not at any time directly or indirectly furnish any information to any person as to Franchisor's methods of operation,
techniques  or  methods,  advertising,   publicity,  promotions,  or  any  other
information relating to Franchisee's or Franchisor's business.

         SECTION 2.08. If this Agreement expires prior to its expiration and the franchise is terminated by Franchisor in accordance with the provision of this Agreement, or, in the event this Agreement is terminated by Franchisee without cause, then Franchisee agrees that for a period of two (2) years, commencing on the effective date of termination, or the date on which Franchisee ceases to conduct business at the Subject Location, whichever is later, Franchisee will not have any interest as an owner, partner, director, officer, employee, consultant, representative or agent, or in any other capacity, in any store located or operating within (i) a radius of ten (10) miles of the Subject Location or, (ii) a radius of three (3) miles of any other The Great American BackRub in operation as of the effective date of said expiration or termination. This restriction shall not be applicable to any other The Great American BackRub operated under Franchise Agreements granted by Franchisor nor the ownership of securities listed on a stock exchange or traded on the over-the-counter market that represent one percent (1%) or less of that class of securities.


                               TERM/RENEWAL RIGHTS
                                    ARTICLE 3

         SECTION 3.01. The initial term (the "Initial Term") of the franchise and license herein granted shall expire, unless sooner terminated in accordance with the terms and conditions of this Agreement upon the EARLIER of:

         A. The expiration of a five (5) year term commencing December 1, 1996 (hereinafter referred to as "the effective date") and ending November 30, 2001; or

         B. The expiration or termination of Franchisee's lease or sublease or his right to possession of the Subject Location (for whatever reason, including the termination of Franchisor's lease) provided neither Franchisee nor Franchisor have any right to renew such lease or sublease, as the case may be, or Franchisee fails or refuses to exercise any right to renew said lease; provided, however, in the event Franchisee desires to relocate said franchise location to a location acceptable to Franchisor, and provided further that said location is completed within sixty (60) days after termination of Franchisee's right to occupy the Subject Location, Franchisee shall be allowed to complete the Initial Term at said new location.

         SECTION 3.02. Provided Franchisee shall have substantially complied with all of the terms and conditions of this Agreement and any other agreements between Franchisor and

Franchisee, and further provided Franchisee shall have substantially complied with the operating standards and criteria established by Franchisor, Franchisee shall have the right and option to extend the Initial Term of the franchise and license herein granted for one additional five (5) year term (the "Extension Term") terminating on the EARLIER of:

         A. Five (5) years following the commencement of said Extension Term, or

         B. The expiration or termination of Franchisee's lease or sublease or his right to possession of the Subject Location or Franchisee fails or refuses to exercise any right to sublease the Subject Premises from Franchisor.

         SECTION 3.03. In order to exercise the right and option to extend the Initial Term, Franchisee must give Franchisor written notice (the "Extension Notice") of Franchisee's election to do so not more than twelve (12) months and not less than nine (9) months prior to the expiration of the Initial Term. Provided, however, Franchisor may, if it so elects, nullify and treat as null and void, any such option or the exercise thereof, if:

         A. At the time of the exercise of any such option or of the commencement of the Extension Term, Franchisee is in default hereunder or under Franchisee's lease or sublease of the Subject Location; or

         B. Franchisee's lease or sublease or his right to possession of the Subject Location has terminated, and Franchisee has no right to renew such lease or sublease, or chooses not to renew; or

         C. Franchisor is sublessor of the Subject Location and cannot renew its lease on terms deemed reasonable by Franchisor; or

         D. Franchisee does not, prior to the commencement of said Extension Term, make, at Franchisee's own expense, such capital expenditures as may be required by Franchisor to renovate and modernize the Subject Location, including, but not limited to, signs, point of sale/computerized cash register(s), equipment and leasehold improvements, so as-to reflect the then current operating systems and image of other The Great American BackRub locations; or

         E. Franchisee does not pay to Franchisor, contemporaneously with giving the Extension Notice, the renewal fee specified in Section 4.08 hereof.

         SECTION 3.04. In the event Franchisee exercises his option to extend the Initial Term pursuant to the terms of Sections 3.02 and 3.03 hereof, the Franchisee (and the owners of Franchisee, if Franchisee is a corporation) and Franchisor shall execute the then current form of Franchise Agreement and such ancillary agreements as are then customarily used by Franchisor in the grant of franchises for the ownership and operation of The Great American

BackRubs, but which shall provide for the same royalties and other fees and contributions as required in this Agreement. In addition, Franchisee and its owners shall execute general releases, in form and substance satisfactory to Franchisor, of any and all claims against Franchisor and its affiliates, officers, directors, employees and agents. Failure by Franchisee and its owners to sign such agreement(s) and releases within thirty (30) days after delivery thereof to Franchisee shall be deemed an election by Franchisee not to renew the Franchise.

         SECTION 3.05. The franchise herein granted is for the Initial Term of five (5) years and, at the option of Franchisee, the five (5) year Extension Term described above. Franchisor may offer to Franchisee an option to extend the term of the franchise herein granted for an additional term, in addition to the Extension Term, of not less than five (5) nor more than ten (10) years, commencing upon the expiration of the Extension Term. Franchisor's decision to offer, or not offer, said option to Franchisee shall be based upon Franchisor's analysis of Franchisee's past performance and the future potential of the Subject Location. Franchisor shall not unreasonably withhold the offering of said option.

         Franchisor's decision to offer, or not offer, said option shall be based upon all information available to Franchisor, including, but not limited to, the operating history of the franchise, the quality of operations, the level of Franchisee's involvement in the management of the franchise, Franchisee's operational proficiency and commitment to operational excellence, Franchisee's participation and cooperation with other franchisees and programs adopted by other franchisees, Franchisee's proficiency and commitment with respect to the marketing of the franchise, Franchisee's efforts to develop effective management personnel, the physical condition of the Subject Location, Franchisee's history of maintenance and capital improvements with respect to the Subject Location, Franchisee's participation in conventions and optional training programs offered by Franchisor, Franchisee's payment history to Franchisor and vendors, and the overall financial condition of Franchisee.

         Franchisor shall notify Franchisee of Franchisor's decision to offer, or not offer, said additional term in writing not less than eighteen (18) months prior to the expiration of the Extension Term. Said offer to extend may be conditional and subject to Franchisee complying with specified conditions prior to the effective date of said option term. In the event that said offer to extend the term hereof is subject to specified conditions, Franchisee shall have a period of thirty (30) days within which to notify Franchisor in writing of Franchisee's acceptance, or rejection, of said conditions.

         In the event that Franchisor does offer Franchisee an option to extend the term of the franchise, Franchisee shall be required to pay to Franchisor a renewal fee pursuant to the terms of Section 4.08 hereof and shall be required to execute and be bound by the then current form of franchise agreement used by Franchisor in the grant of The Great American BackRub franchises, but which shall provide for the same royalties and other fees and contributions as required in this Agreement.

         In the event that Franchisor notifies Franchisee that Franchisor has elected not to offer Franchisee an option to extended the term hereof, or if Franchisee elects not to comply with the conditions set forth in Franchisor's offer of said option, Franchisee shall have the right to sell the franchise herein granted pursuant to the terms and conditions of Article 9 hereof, including, but not limited to, the provisions of Section 9.06. In addition, notwithstanding any provisions of Article 9 to the contrary, said buyer shall be required to sign and be bound by the then current form of franchise agreement used by Franchisor in the grant of a The Great American BackRub franchise.

                                      FEES
                                    ARTICLE 4

         SECTION 4.01. Franchisee shall pay Franchisor an initial, non-recurring, non-refundable (except as provided in Sections 4.02 and 13.01 hereof) franchise fee of Twelve Thousand Five Hundred Dollars ($12,500). Provided, however, if Franchisee has executed an "Option Agreement" with Franchisor and Franchisee has complied with all terms thereof, Franchisee shall be given a credit for all amounts paid to Franchisor pursuant to said Option Agreement. Said franchise fee shall be payable upon the execution and delivery of this Agreement. Except as provided in Sections 4.02 and 13.01 hereof, the initial franchise fee shall be deemed fully earned by Franchisor upon the execution and delivery of this Agreement and full payment of said initial franchise fee shall be in addition to the monthly royalty fees payable to Franchisor by Franchisee pursuant to Section 4.05 hereof and shall be in addition to any and all other sums required to be paid to Franchisor by Franchisee pursuant to any other term or provision of this Agreement whether for advertising contributions, training fees, or for any other reason or purpose. Except as provided in Sections 4.02 and 13.01 hereof, said initial franchise fee is not refundable under any circumstances, in full or in part including any termination of this Agreement nor at any other time nor under any other circumstances whatsoever.

         SECTION 4.02. Franchisee agrees that if Franchisor determines, pursuant to the terms of Section 6.03 hereof, that Franchisee has not successfully completed Franchisor's initial training course relating to the operation of a The Great American BackRub franchise, Franchisor shall return to Franchisee the initial franchise fee paid to Franchisor by Franchisee pursuant to Section 4.01 hereof and this Agreement shall be deemed to be null and void and without further effect.

         SECTION 4.03. Upon the request of Franchisee, any sums paid to Franchisor pursuant to Section 4.01 hereof shall be deposited with an escrow agent, mutually acceptable to both parties, who shall hold said sums until the earlier of (1) notification from Franchisor that Franchisee did not successfully completed the initial training course as specified in Section 6.03 hereof in which event said deposited sum shall be paid to Franchisee, or (2) Franchisee has commenced operation of the franchise at the Subject Location in which event said deposited sum shall be paid to Franchisor. Any costs associated with said escrow shall

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

be paid by Franchisee and all interest, if any, earned on said deposit while held in said escrow agent shall inure to the party to whom said deposit is ultimately paid.

         SECTION 4.04. A Franchisee who has not previously attended and successfully completed Franchisor's initial franchisee training course shall pay to Franchisor a non-refundable fee of Two Thousand Five Hundred Dollars ($2,500) for Franchisee's attendance at Franchisor's initial training course relating to the operation of a The Great American BackRub franchise. Said fee shall be subject to all of the terms and conditions of Section 6.03 hereof. Said sum shall be paid to Franchisor upon execution and delivery of this Agreement.

         SECTION 4.05.  In addition to the initial  payment set forth in Section
4.01 hereof, Franchisee agrees to pay to Franchisor a monthly royalty fee equal to Six Percent (6%) of Franchisee's gross monthly revenues (as said term is hereinafter defined) derived from the operation of the franchise for each month or any portion thereof during the term of this Agreement. Said fee shall be paid on or before the tenth (10th) day of each month and shall be based upon gross revenues for the preceding calendar month. Along with said payment Franchisee shall furnish Franchisor with written reports on forms specified by Franchisor for this purpose signed by Franchisee stating gross revenues for the preceding calendar month as designated and classified on Franchisor's forms. In addition, provided said function is an available feature of any computerized point of sale or accounting system specified by Franchisor, Franchisor may require Franchisee to electronically transfer said information or data to Franchisor.

         SECTION 4.06. In addition to any other payment herein required, at any time during the initial term of this Agreement, or any extension hereof, Franchisor may establish an Advertising Fund. In such event, Franchisor shall give Franchisee written notice of the establishment of said Advertising Fund not less than thirty (30) days prior to any date that payment to said Advertising Fund shall be payable pursuant to this Agreement. In the event that an Advertising fund is established, Franchisee shall pay to Franchisor, as an advertising and sales promotion fee, an amount equal to the GREATER of (i) Three Percent (3%) of Franchisee's gross monthly revenues, as said term is hereinafter defined, for each month (or any portion thereof) during the term of this Agreement, or (ii) Five Hundred Dollars ($500.00). Said fee shall be paid in the same manner as the monthly royalty fee specified in Section 4.05 hereof.

         Franchisor shall retain said sums in a properly segregated fund. Franchisor shall supply Franchisee with a semi-annual statement for said fund indicating the gross amount of advertising and sales promotion fees collected from all franchisees, the total amount expended for advertising and sales promotion, and the balance of said fund. Franchisor shall have responsibility for disbursement of said funds. Provided, however, that not less than seventy-five percent (75%) of said fees shall be used for advertising and promotions in the general geographic area of the respective Great American BackRub stores which generated said fees. The manner, media and cost of such advertising or promotion shall be decided by Franchisor at its sole discretion.

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

         SECTION 4.07. The term "gross monthly revenues" is defined as the total gross revenue derived by Franchisee in accordance with such accounting practices and procedures as shall be determined and required by Franchisor with respect to the operations of the franchise, whether from sales for cash or credit, and without regard to the source of payment thereof or the collection thereof, or the cost of collection, including therein the sales of all merchandise and services, but exclusive of all sales taxes, use taxes, gross receipt taxes and other similar taxes added to the sales price and collected from the customer by Franchisee, and less any bona fide refunds. The term "sales of all merchandise and services" shall be determined and construed in its most comprehensive sense.

         SECTION 4.08. In the event Franchisee should exercise its option to extend the Initial Term of the franchise and license herein granted pursuant to the terms and conditions of Sections 3.02, 3.03 and 3.04 hereof, Franchise shall pay to Franchisor a renewal fee of Five Thousand Dollars ($5,000).

         SECTION 4.09. All royalty and service fees, advertising contributions, amounts due for purchases by Franchisee from Franchisor or its affiliates and other amounts which Franchisee owes to Franchisor or its affiliates shall bear interest after due date at the lesser of (i) eighteen percent (18%) per annum, or (ii) the highest applicable legal rate for open account business credit in the state in which the Subject Location is located. Franchisee acknowledges that this provision of this Agreement shall not constitute Franchisor's agreement to accept such payments after same are due or a commitment by Franchisor to extend credit to, or otherwise finance Franchisee's operation of, the franchise herein granted. Further, Franchisee acknowledges that his failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as provided in Article 12, notwithstanding the provisions of this Section 4.09.

         SECTION 4.10. Franchisee agrees to execute and deliver to Franchisor, within ten (10) days of receipt of Franchisor's written request, the appropriate preauthorized check and electronic funds transfer forms from Franchisee's checking account so that Franchisor will be able to electronically deposit any fees payable to Franchisor under the term of this Agreement on a timely basis.

                        LEASEHOLD RIGHTS AND OBLIGATIONS
                                    ARTICLE 5

         SECTION 5.01. Franchisee shall lease/sublease the Subject Location under the terms and conditions of that certain lease/sublease agreement dated as of the date of this Agreement.

         SECTION 5.02. Franchisee, at Franchisee's sole expense, shall add such leasehold improvements to the Subject Location as may be required by Franchisor. Said leasehold improvements shall be constructed in strict conformity with designs, plans and specifications approved in writing by Franchisor prior to the commencement of any construction. Franchisee, at Franchisee's sole expense, shall equip and furnish the Subject Location with such equipment, furniture, fixtures and signs as Franchisor may reasonably require in order to ensure a uniform appearance of all The Great American BackRub locations. Unless agreed to in a writing executed by Franchisor, all such improvements and furnishings shall be completed within sixty (60) days after the execution of this Agreement.

         SECTION 5.03. Franchisee agrees to comply with all terms and conditions of the lease/sublease referred to in Section 5.01 hereof. Upon receipt of any notice of default or breach of the terms of said lease/sublease, Franchisee agrees to forthwith take all reasonable steps necessary to cure said default or breach. In the event Franchisee does not forthwith act to cure said default or breach, Franchisor, or its agents or employees, may, in addition to any other remedy available to Franchisor under the terms and conditions of this Agreement, and with impunity, take all reasonable steps including, but not limited to, entering the Subject Location for the purpose of operating the franchise, necessary to cure said default or breach. Franchisee shall immediately reimburse Franchisor for any costs incurred by Franchisor incidental to Franchisor's cure of said default or breach.

         SECTION 5.04. Franchisee agrees to maintain all improvements, furniture, fixtures and equipment located in the Subject Location in good and safe working order and to replace (at Franchisee's expense) all worn, damaged or unsafe improvements, furniture, fixtures and equipment with new replacement items of equal or better quality which shall conform in appearance and design to the then current plans and specifications of Franchisor. In addition, Franchisor may from time to time require Franchisee to modify the appearance of the Subject Location to conform to the current design and appearance standards adopted by Franchisor. Franchisee shall, within a reasonable time after notice from
Franchisor of such standards, take all steps, including remodeling or other substantial changes, necessary to comply with said standards at Franchisee's cost. In all events, Franchisee shall install and use only such furnishings, fixtures and equipment as shall conform to specifications of design, color, quality, performance and utility designated or approved in writing by Franchisor.

         SECTION 5.05. Franchisee shall, at Franchisee's expense, maintain the interior and exterior of the Subject Location in a clean, orderly, safe, and sanitary condition satisfactory to Franchisor and shall make such repairs as are necessary to maintain an aesthetically pleasing appearance. All repairs, modifications, and remodeling of the Subject Location shall be made only after Franchisee has received the prior written consent of Franchisor.

         SECTION 5.06. Franchisee agrees to indemnify, defend, and hold Franchisor harmless from any claim, action, proceeding or demand arising from or pertaining to Franchisee's improvements to, or modifications of, the Subject Location.

         SECTION 5.07. Franchisee shall not install or use any sign, whether on the exterior or in the interior of the Subject Location, which has not received the prior written approval of Franchisor. As used herein the term "sign" shall be interpreted in its broadest sense and shall include all displays, cards, window advertising and promotional material.

         SECTION 5.08. Franchisor shall have the right to place in a conspicuous location in the Subject Location a sign of reasonable proportions, along with written material, which shall advise the public that Franchisee's business is a franchise, provide information to prospective franchisees, and a method for prospective franchisee to contact Franchisor.

         SECTION 5.09. If Franchisee should fail to comply with any of the terms and conditions of this Article 5, in addition to any other relief available to Franchisor, Franchisor or any persons authorized by Franchisor, without liability to Franchisee, shall have the right, in addition to any rights Franchisor may have under the lease/sublease, to enter at any time upon the Subject Location and perform any act deemed necessary by Franchisor to remedy such failure and Franchisee shall immediately reimburse Franchisor for any costs incurred by Franchisor incidental thereto.

                                    TRAINING
                                    ARTICLE 6

         SECTION 6.01. Franchisor shall make available to Franchisee Franchisor's customary initial training course concerning the operation of a The Great American BackRub location. Prior to the opening of the Subject Location, and as a condition precedent to Franchisee's rights hereunder, Franchisee shall attend and complete said course to the satisfaction of Franchisor.

         SECTION 6.02. Franchisee shall be entitled to have one additional person attend Franchisor's customary initial training course, provided however, said additional person shall attend said training course at the same time as Franchisee. There shall be no additional training fee for said person's concurrent attendance at said training course.

         SECTION 6.03. As provided in Section 4.04 hereof, Franchisee shall pay to Franchisor the sum of Two Thousand Five Hundred Dollars ($2,500.00) representing a non-refundable fee for Franchisee's attendance at said initial training course. Franchisee acknowledges that in the event Franchisee does not complete said training course to the satisfaction of Franchisor, no portion of said fee shall be returned to Franchisee. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS AGREEMENT, THE DETERMINATION OF WHETHER OR NOT FRANCHISEE HAS SUCCESSFULLY COMPLETED SAID INITIAL TRAINING COURSE SHALL BE MADE AT THE SOLE DISCRETION OF FRANCHISOR.

         SECTION 6.04. In the event Franchisor determines that Franchisee has not successfully completed Franchisor's initial training course pursuant to
Section 6.03 hereof, such decision shall render this Agreement null and void and without further effect,.

         SECTION 6.05. All new employees of Franchisee shall be required to attend an initial training course conducted by Franchisor at a location designated by Franchisor, at the option of Franchisor, by Franchisee using personnel and curriculum approved by Franchisor. No person shall provide any services in the Subject Location who has not completed said training course to the satisfaction of Franchisor. Franchisee shall be responsible for all salaries and wages, if any, due said employees during said training course. Franchisee shall pay Franchisor a basic training fee for each employee who participates in said training course. The current amount of said fee is set forth in Franchisor's Uniform Offering Circular. Said fee may increase during the term of this Agreement.

         SECTION 6.06. Franchisor shall have the right to require Franchisee, and any employee of Franchisee, to attend, and successfully complete, advanced training courses related to the operations and services of the Subject Location. Franchisee shall not be required to attend more than one (1) such training class per calendar year. Franchisee shall be responsible for all wages due any employees during said training and all additional costs incurred by said employee. Franchisee shall pay Franchisor a fee for each employee who participates in any such training course. The current amount of said fee is set forth in Franchisor's Uniform Offering Circular. Said fee may increase during the term of this Agreement. Franchisor shall not charge any fee for Franchisee's attendance at any such training course.

         SECTION 6.07. All expenses of travel, lodging, meals, and other living expenses, incurred by Franchisee, and/or any employees of Franchisee, in attending any initial or subsequent training program or programs shall be borne and paid by Franchisee.

                            OBLIGATIONS OF FRANCHISEE
                                    ARTICLE 7

         SECTION 7.01. Franchisee shall, beginning on the effective date of this Agreement and continuing during the remaining term of this Agreement, continuously operate a store at the Subject Location (except if prevented by an act of God or other causes beyond the control of Franchisee), using Franchisee's best efforts, skills and diligence in the conduct thereof, and regulating and controlling Franchisee's employees so that said employees maintain a high standard of professional competency and quality of service.

         SECTION 7.02. Franchisee shall not operate, directly or indirectly, nor allow the operation of, any other business within or in connection with the Subject Location.

         SECTION 7.03. Franchisee shall operate the Subject Location in strict conformity with such reasonable standards, specifications, requirements and instructions as Franchisor may hereafter adopt. Such standards, specifications, requirements and instructions shall include but not be limited to a computerized point of sale cash register and telephone modem specified by Franchisor. Franchisee agrees to provide Franchisor telephonic access to the information stored on the point of sale computerized cash register at such reasonable times as Franchisor shall designate. In addition, Franchisor may request Franchisee to electronically transfer information and/or data available from said computerized point of sale cash register to

Franchisor. Franchisee agrees to comply with said request in a timely manner. Franchisor shall have the right from time to time to make reasonable changes, modifications, or additions to any standards, specifications or requirements whenever Franchisor deems that such changes, modifications or additions are reasonably necessary to improve the standards of quality, service, repair and maintenance of the Subject Location or to protect any mark, trademark, service mark or trade name of Franchisor. Any such changes, modifications or additions shall automatically be binding upon Franchisee upon the giving of notice of same to Franchisee by Franchisor.

         SECTION 7.04. Franchisee agrees that no employee of Franchisee whose professional competency or quality of service does not meet the standards established by Franchisor shall be allowed to work in the Subject Location.

         SECTION 7.05. Franchisee shall display and sell in the Subject Location a limited line of retail products approved in advance by Franchisor. Prior to the sale of any product Franchisee shall obtain Franchisor's prior written consent to the sale of said product. Any such product shall strictly conform to standards and specifications determined by Franchisor for products sold in The Great American BackRub locations.

         SECTION 7.06. Franchisee shall offer all services and products which Franchisor may uniformly require of all The Great American BackRub franchises. Franchisee shall perform all such services in strict conformity with Franchisor's standards and specifications and, in addition, Franchisee shall comply with all applicable laws and regulations relating to such services. Franchisee shall not offer any services which have not been previously approved, in writing, by Franchisor or which is prohibited by law or applicable regulation.

         SECTION 7.07. All advertising or promotional materials to be used by Franchisee, including signs or displays on or in the Subject Location, must be approved in writing by Franchisor prior to any use thereof by Franchisee. Said prior approval requirement shall not apply to any advertising or promotional material supplied to Franchisee by Franchisor.

         SECTION 7.08. Franchisee shall conform to all Federal, State and local health and building regulations and shall make prompt and timely payments of all taxes related to or arising from Franchisee's operation of the franchise. Franchisee shall keep in force and effect all local, State and national license which may be required for the lawful operation of the franchise.

         SECTION 7.09. Franchisee shall immediately notify Franchisor of any apparent infringement of, or challenge to, Franchisee's use of any name, mark or logo used in connection with the franchise herein granted, or the claim by any person or entity of any right to any such name, mark or logo. Franchisee shall not communicate with any person other than Franchisor and its counsel in connection with any such alleged infringement, challenge or claim. Franchisor shall have sole discretion to take such action as it deems appropriate in connection with said alleged infringement, challenge or claim, and shall have the exclusive right to control any litigation or administrative proceedings associated therewith. Franchisee agrees to execute any and all instruments and documents, render such assistance, and do such acts and things as may be reasonable, necessary or advisable to protect and maintain the interest of Franchisor in any litigation or other proceeding, or to otherwise protect and maintain the interest of Franchisor in said names, marks or logos.

                              ACCOUNTING PROCEDURES
                                    ARTICLE 8

         SECTION 8.01. Franchisee shall maintain a bookkeeping system in conformity with the accounting methods prescribed by Franchisor, and shall use such cash registers, books of accounts, reporting systems and methods which meet the requirements of Franchisor.

         SECTION 8.02. Upon the written request of Franchisor, Franchisee agrees to furnish to Franchisor copies of designated sales tax returns, State, Federal and local payroll tax returns, and Federal and State income tax returns within thirty (30) days after receipt of said request.

         SECTION 8.03. Franchisee shall furnish to Franchisor a copy of Franchisee's report of gross revenues, gross sales, or other data which Franchisee may be required to submit to any lessor/sublessor of the Subject Location within five (5) days after said reports are required to be submitted.

         SECTION 8.04. Franchisor shall at all times be entitled to audit Franchisee's gross monthly revenues (as defined in Section 4.09 hereof) by Franchisor, its employees, agents or representatives. Such audit shall be limited to the determination of gross monthly revenues and shall be conducted during normal business hours and either at the Subject Location or the principal place of business of Franchisee. Franchisee agrees to supply Franchisor or its designated agent with all information, data and records reasonably necessary to complete said audit. If it is determined as a result of such audit that there has been a deficiency in the payments made to Franchisor, then such deficiency shall become immediately due and payable with interest at the highest rate allowable under applicable State and/or Federal law from the date when said payments should have been made not to exceed eighteen percent (18%) per annum. In addition, if any of Franchisee's reports shall be found to have understated gross monthly revenue by more than two percent (2%), in addition to any royalties due Franchisor, Franchisee shall pay all of Franchisor's reasonable costs and expenses connected with said audit. Further, in the event that any of said reports are found to have understated gross monthly revenues by more than five percent (5%), such understatement shall be deemed to be a breach of this Agreement by Franchisee. Any information gained from such audit shall be confidential and shall not be disclosed except to carry out the purposes hereof.

         SECTION 8.05. The term "records" as used in Section 8.04 shall include, but shall not be limited to, cash register recordings, purchase records, bank statements, sales journals, payroll tax returns, sales receipts, employment records, financial statements and other records normally maintained by such a business.


                                   ASSIGNMENT
                                    ARTICLE 9

         SECTION 9.01. This Agreement and the franchise granted thereunder are fully assignable by Franchisor and shall inure to the benefit of any assignee(s) or other legal successor(s) to the interest of Franchisor herein, subject only to the condition that the Assignee of Franchisor shall, subsequent to any such assignment, remain liable, primarily and/or secondarily, for the performance of all obligations of Franchisor under this Agreement.

         SECTION 9.02. Franchisee understands and acknowledges that the rights and duties created by this Agreement are personal to Franchisee or its owners and that Franchisor has granted the franchise in reliance upon the individual or collective character, skill, aptitude, business ability and financial capacity of Franchisee or its owners. Therefore, except as hereinafter provided with respect to an assignment to a corporation, neither the franchise nor the franchised business or any interest therein nor any part or all of the ownership of Franchisee may be voluntarily, involuntarily, directly or indirectly, assigned, sold, subdivided, sub franchised or otherwise transferred by
Franchisee, or its owners, including without limitation by merger or consolidation, or issuance of additional securities representing ownership in Franchisee nor in the event of the death of Franchisee or an owner of Franchisee, by will, declaration of or transfer in trust or the laws of intestate succession without the prior written approval of Franchisor, and any such assignment or transfer without such approval shall constitute a breach hereof and conveys no rights to or interests in the franchise, franchised business or Franchisee.

         SECTION 9.03. If Franchisee or its owners are in full compliance with this Agreement, Franchisor shall not unreasonably withhold its approval of an assignment, provided that the proposed assignee(s) is, in the opinion of Franchisor, of good moral character and has sufficient business experience, aptitude and financial resources to own and operate the franchised business and otherwise meets Franchisor's then applicable standards for Franchisees, and further provided that the following conditions are met prior to, or concurrently with, the effective date of the assignment:

         (1) all obligations of Franchisee and its owners incurred in connection with this Agreement have been assumed by the assignee(s);

         (2) Franchisee shall have paid such franchise fees, advertising contributions, amounts owed for purchases by Franchisee from Franchisor or its affiliates and any other amounts owed to Franchisor or its affiliates which are then due and unpaid;

         (3) the assignee(s) completes the training program required of new Franchisees prior to the effective date of the assignment and pays Franchisor the sum of Two Thousand Five Hundred ($2,500.00) as a fee for said course;

         (4) if required, the owner/lessor of the Subject Location business has consented to Franchisee's assignment or sublease of said premises to the proposed assignee(s);

         (5) the assignee(s) and if a corporation or partnership, its owners, shall, at Franchisor's option, have executed and agreed to be bound by:

             (i) a Guaranty agreement, satisfactory in form and content to Franchisor, whereby the assignee assumes the obligation of Franchisee under this Agreement and the sublease described in Section 5.01 hereof; and

             (ii) the then current form of franchise agreement and such ancillary agreements as are then customarily used by Franchisor in the grant of The Great American BackRub franchises, but which shall provide for the same royalties and other franchise fees and advertising contributions required hereunder and be a term equal to the remaining term of this franchise agreement;

         (6) Franchisee or assignee(s) shall have paid to Franchisor Franchisor's standard assignment fee of Two Thousand Five Hundred Dollars ($2,500) to defray expenses incurred by Franchisor in connection with the assignment, including, without limitation, training of assignee(s), legal and accounting fees, credit and other investigation charges and evaluation of the assignee(s) and the terms of the assignment.

         (7) except to the extent limited or prohibited by applicable law, Franchisee and each of its owners if Franchisee is a corporation or partnership shall have executed a general release, in form satisfactory to Franchisor, of any and all claims against Franchisor and its affiliate, officers, directors, employees and agents;

         (8) Franchisor shall have approved the material terms and conditions of such assignment and shall have determined that the price and terms of payment are not so burdensome as to adversely affect the future operations of the franchised business by the assignee(s);

         (9) Franchisee and each of its owners if Franchisee is a corporation or partnership shall have executed a non-competition covenant in favor of Franchisor and the assignee(s), agreeing that for a period of not less than two
(2) years, commencing on the effective date of the assignment, he will not have any direct or indirect interest as an owner, investor, partner, director, officer, employee, consultant, representative or agent, or in any other capacity, in any business that (i) sells services or products substantially the same as a The Great American BackRub , and (ii) which is located or operates within a radius of ten (10) miles of the

Subject Location or within a three (3) mile radius of any other The Great American BackRub in operation at the time of such transfer; and

         (10) Franchisee shall have entered into an agreement with Franchisor agreeing to subordinate to such assignee's obligations to Franchisor, including, without limitation, any franchise fees and advertising contributions, any obligations of such assignee(s) to make installment payments of the purchase price to Franchisee.

         (11) Adequate provisions have been made by Franchisee, and approved by Franchisor, to assure that assignee has the financial capability to fulfill any and all contractual obligations to any existing customer/patron of the Subject Location arising from, or related to, any back rub services or products to be provided by Franchisee.

         The Franchisor's consent to an assignment of any interest subject to the restrictions of Sections 9.02 and 9.03 of this Agreement shall not constitute a waiver of any claims it may have against the Franchisee, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms or conditions of the franchise by the assignee.

         SECTION 9.04. Within sixty (60) days from the date of this Agreement, the franchise and the assets and liabilities of the franchised business may be assigned to a newly organized corporation that conducts no business other than the franchised business, which is actively managed by Franchisee and in which Franchisee owns and controls all of the equity and voting power of all issued and outstanding capital stock. Such an assignment shall not relieve Franchisee of his obligations hereunder, and Franchisee and said corporation shall remain jointly and severally liable for all obligations hereunder. The articles of incorporation, by-laws and other organizational documents of such corporation shall recite that the issuance and assignment of any interest therein is restricted by the terms of Sections 9.02 and 9.03 of this Agreement and all issued and outstanding stock certificates of such corporation shall bear a legend reflecting or referring to the restrictions of said Sections 9.02 and 9.03.

         SECTION 9.05. The assignment of the rights, duties and obligations of Franchisee pursuant to Section 9.03 hereof shall not relieve Franchisee of the duties and obligations herein imposed on Franchisee. Provided, however, if at the expiration of six (6) months after the effective date of any transfer, the transferee has not defaulted or breached any of the terms or conditions of the then current agreement, subject only to the exception set forth in this Section 9.05, Franchisor shall release Franchisee from all obligations or liabilities imposed on Franchisee pursuant to this agreement. During said six (6) month period, Franchisor shall give Franchisee written notice of any default or breach by said transferee. Notwithstanding the foregoing, said release shall not be effective with respect to any liability of Franchisee under the provisions of
Section 7.09 hereof, nor for any liability of Franchisee with respect to the unexpired term, exclusive of any renewal terms, under the sublease referred to in Section 5.01.

         SECTION 9.06. In the event that Franchisee seeks the approval of Franchisor to an assignment pursuant to the terms of this Article 9, Franchisee shall include with such request a copy of any agreement relating to the proposed sale or assignment of the franchise herein granted. Franchisor shall have no obligation to consider any request for consent to any transferee if said agreement is not included with said request. Upon receipt of such offer from Franchisee, Franchisor shall have the option of purchasing or otherwise acquiring such of Franchisee's rights under this agreement and all such other property and rights of the Franchisee as may be embraced within said offer, upon the same terms and conditions as those set forth therein. Franchisor may exercise its option at any time within thirty (30) days after receipt of said offer from Franchisee by giving written notice of its acceptance to Franchisee. This Section shall not be applicable to any transfer made pursuant to Sections
9.04 hereof.

         SECTION 9.07. In the event Franchisee (or any of its owners) shall, subject to the restrictions and conditions of transfer contained in this Section 9.07, attempt to raise or secure funds by the sale of securities (including, without limitation, common or preferred stock, bonds, debentures or general or limited partnership interests) in Franchisee or any affiliate of Franchisee, Franchisee acknowledges that the written information used with respect thereto may reflect upon Franchisor. No information respecting Franchisor or any of its affiliates shall be included in any securities disclosure document, unless such information has been furnished by Franchisor, in writing, pursuant to the written request of the Franchisee, in which the Franchisee states the specific purpose for which the information is to be used. Should Franchisor, in its sole discretion, object to any reference to Franchisor or any of it affiliates or to any of their businesses in such offering literature or prospectus, such literature or prospectus shall not be used unless and until the objections of Franchisor are withdrawn. The Franchisor assumes no responsibility for the offering whatsoever. The prospectus or other literature utilized in any such offering shall contain the following language in bold-face type on the first textual page thereof:

"NEITHER THE GREAT AMERICAN BACKRUB STORE, INC. NOR ANY OF ITS AFFILIATES IS DIRECTLY OR INDIRECTLY THE ISSUER OF THE SECURITIES OFFERED HEREBY. NEITHER THE GREAT AMERICAN BACKRUB STORE, INC. NOR ANY OF ITS AFFILIATES ASSUMES ANY RESPONSIBILITY WITH RESPECT TO THIS OFFERING AND/OR THE ADEQUACY OR ACCURACY OF THE INFORMATION SET FORTH HEREIN, INCLUDING ANY STATEMENTS MADE WITH RESPECT TO ANY OF THEM. NEITHER THE GREAT AMERICAN BACKRUB STORE, INC. NOR ANY OF ITS AFFILIATES ENDORSES OR MAKES ANY RECOMMENDATION WITH RESPECT TO THE INVESTMENT CONTEMPLATED BY THIS OFFERING."

         Franchisee and each of its owners agrees to indemnify, defend and hold harmless Franchisor and its affiliates, and their respective officers, directors, employees and agents, from any and all claims, demands, liabilities, and all costs and expenses (including, without limitation, reasonable attorneys' fee) incurred in the defense of such claims, demands or liabilities, arising from the offer or sale of such securities whether asserted by a purchaser of any such security or by a governmental agency. Franchisor shall have the right (but not the obligation) to defend any claims, demands or liabilities and/or to participate in the defense of any action to which Franchisor or any of its affiliates or any of their respective officers, directors, employees or agents is named as a party.

         SECTION 9.08. Any attempt by the Franchisee to transfer any rights or interests under this Agreement without having received the prior written consent of Franchisor shall constitute a material breach of this Agreement and Franchisor shall have the right to terminate this Agreement upon written notice to Franchisee.

                            INSURANCE/INDEMNIFICATION
                                   ARTICLE 10

         SECTION 10.01. In addition to any insurance required of Franchisee pursuant to any lease relating to the Subject Location, Franchisee shall purchase and maintain in effect at all times during the term of this Agreement policies of insurance, naming Franchisor and all employees of Franchisee as additional insureds, at Franchisee's sole cost and expense. Initially, said insurance will conform to the following specifications:

         A. Combined single limit, liability and property insurance including, but not limited to, "all risk" buildings and contents insurance (including replacement cost and plate glass provisions) for all leased or owned property, general liability insurance (including premise operations, products, professional malpractice, and personal injury) and automobile insurance (including owned, hired or leased, non-ownership, medical payments and uninsured motorist) with policy limits of at least $1,000,000.

         B. An all inclusive standard umbrella policy of at least $1,000,000.

         C. Worker's compensation insurance as required by State law.

         Franchisor shall have the right, upon thirty (30) days written notice, to require either an increase in said policy limits or additional coverage if Franchisor, in its sole discretion, deems such increase or additional coverage necessary. Franchisee shall supply Franchisor with current certificates of coverage indicating full payment of insurance policies in conformity with the then current requirements and copies of all applicable policies. Said policies shall contain endorsements requiring the insurer to give Franchisor thirty (30) days advance written notice in the event of any cancellation or change in the coverage, scope, or amount of such policy.

         SECTION 10.02. Franchisee agrees, during and after the term of this Agreement, to indemnify, defend, and hold Franchisor harmless from and against any and all loss, damage, claims, whether or not properly founded, liability and attorneys' fees and other costs and expenses incurred by Franchisor as the result of any violation of this Agreement by, or any act of omission or commission on the part of the Franchisee, or any of it agents, servants or employees, and from all claims, damages, causes of action, suits or rights of any persons, firm or corporations arising from the operation of the franchise herein discussed. The Franchisor shall have the right (but not the obligation) to defend any such claims, demands, or liabilities and/or to participate in the defense of any action to which Franchisor or any of its affiliates or any of their respective officers, directors, employees or agents is named as a party.

                    RELATIONSHIPS OF PARTIES/REPRESENTATIONS
                                   ARTICLE 11

         SECTION 11.01. It is specifically recognized and acknowledged by Franchisee that the success of the business venture to be undertaken by Franchisee by virtue of this Agreement depends to a great extent upon the ability of Franchisee as an independent party and entrepreneur as well as on market conditions beyond the control of either Franchisor or Franchisee. Franchisee acknowledges that Franchisee has entered into this Agreement after making an independent investigation of Franchisor's operations and programs and not upon any representation as to the profits, success, or other benefits which Franchisee will realize. Franchisee acknowledges that there have been no representations or warranties not expressly stated in this Agreement, or Franchisor's Uniform Offering Circular, made by Franchisor or any representative thereof or any other person on its behalf with respect to the potential success of Franchisee's business or otherwise.

         SECTION 11.02. Franchisee is not and shall not hold itself out as an agent, legal representative, partner subsidiary, joint venturer or employee of Franchisor. Franchisee shall have no right or power to, and shall not bind or obligate Franchisor in any way, manner or thing whatsoever, nor represent that it has any right to do so. In all public records and in its relationship with other persons, on letterheads, and business forms, Franchisee shall indicate its independent ownership of said business, and that it is only a franchisee of Franchisor. Notwithstanding any other provision of this Agreement, Franchisor and Franchisee shall not, under any circumstances, be deemed to be a joint employer of any employee of Franchisee.

                                   TERMINATION
                                   ARTICLE 12

         SECTION 12.01. Provided Franchisee is not in default of any of the terms and conditions of this Agreement, or any other agreement between Franchisee and Franchisor, Franchisee shall have the right to terminate this Agreement by giving Franchisor notice at least one hundred twenty (120) days prior to any intended termination date. During said period Franchisee shall continue to maintain complete operations as if said notice had not been given. Franchisee shall fully cooperate with Franchisor to expedite the transfer or closing of said business. Such notice of termination shall not entitle Franchisee to the return of any fees paid to Franchisor nor shall Franchisee be relieved of any debt, duty or obligation owing to Franchisor arising from, or related to, this Agreement, including, but not limited to, the obligation of Franchisee pursuant to the sublease described in Section 5.01 hereof.

         SECTION 12.02. In addition to any other rights Franchisor may have to terminate this Agreement, Franchisor shall have the right and option to terminate this Agreement upon the occurrence of any of the following:

         A. Failure of Franchisee to cure any breach or default of the terms and conditions of this Agreement within five (5) days after Franchisor gives Franchisee written notice of said breach or default. Provided, however, if cure of said default or breach cannot be reasonably accomplished within five (5) days, Franchisee shall be allowed such additional time, not to exceed twenty
(20) days, as reasonably necessary to accomplish said cure.

         B. The third  written  notice  within  any period of  twenty-four  (24)
months  to  Franchisee   by  Franchisor  of  any  breach  or  default,   whether
subsequently cured or not, of the terms and conditions of this Agreement.

         C. Unless otherwise prohibited by applicable law, if Franchisee becomes insolvent or commits an act of bankruptcy, or makes a general assignment for the benefit of creditors, or to an agent authorized to liquidate his property or assets, or becomes or is adjudicated a bankrupt, or voluntarily files a petition in bankruptcy or reorganization, or to effect a plan or other arrangement with creditors, or files an answer to the creditor's petition or other petitions filed against him (admitting the material allegations thereof) for an adjudication, or for reorganization, or to effect a plan or other arrangement with creditors, or applies for or suffers the appointment of a receiver or trustee of any of his assets and property, or such receiver or trustee is appointed for any of his property or assets, and such trustee or receiver so appointed is not discharged within fifteen (15) days after the date of his appointment, or all or substantially all of the property of the Franchisee is attached by the United States or any officer or instrumentality thereof, and so remains and continues for a period of fifteen (15) days, or a writ or warrant of attachment, or any similar process is issued by any court against all or any substantial portion of the property or assets of the Franchisee and such writ, warrant of attachment, or any similar process is not released or bonded within fifteen (15) days after entry or levy.

         D. Upon the closing of the  Franchisee's  business for a period of five
(5) or more consecutive days without prior approval in writing of Franchisor except for acts of God and other circumstances clearly beyond Franchisee's control.

         E. In the event of any material breach by Franchisee of any other written agreement between Franchisor and Franchisee.

         F. In the event that Franchisee, or any employee of Franchisee, is convicted of a criminal offense relating to any act committed on, or relating to, the Subject Location.

         SECTION 12.03. If this Agreement is terminated for any reason whatsoever, Franchisor shall have the right, without obligation and at the expense of Franchisee, to remove from the Subject Location all identification to an extent and in a manner sufficient to remove therefrom all similarities to the appearance of a The Great American BackRub location; and, in addition:

         A. All Franchisee's rights as a franchisee shall terminate and Franchisee will immediately thereafter cease to use by advertising or otherwise, The Great American BackRub programs or any part thereof, or any forms, systems, slogans, signs, marks, symbols, or devices used in connection with The Great American BackRub program, including the name The Great American BackRub, or any variation thereof, in any manner whatsoever,

         B. Franchisee will assist Franchisor in every way possible to bring about a complete and effective transfer of the business, its customers, facilities, and services to Franchisor or its designee.

         C. Franchisee will pay all debts owing to Franchisor, including but not limited to fees and rents, immediately upon termination.

         D. Franchisee will pay all creditors immediately upon termination.

         E. Franchisee will return immediately to Franchisor in good condition all manuals furnished by Franchisor, all advertising material, stationery, printed forms, and all other materials relating to the operation of this franchise in his possession at the time of such termination.

         F. Franchisee shall relinquish and take all steps necessary to transfer all telephone numbers, listings and directory advertising relating to the Subject Location or Franchisee's business into Franchisor's name.

         G. Franchisee will comply with all the provisions of this Agreement relative to termination.

         SECTION 12.04. In the event of the termination of this Agreement for any reason, Franchisor shall repurchase from Franchisee, and Franchisee shall sell to Franchisor, all usable merchandise bearing Franchisor's name or the name "The Great American BackRub," or any variation thereof. Said merchandise shall be purchased at the then current wholesale price.

         SECTION 12.05. Written notice of any breach or default of this Agreement shall be personally served on Franchisee or sent, certified mail, return receipt requested to the address set forth in Section 14.07 hereof, or such address as Franchisee may hereafter designate in writing to Franchisor. If said notice is served by mail, it shall be deemed served on the earlier of the date delivered to the intended address or three (3) days after mailing.

         Notwithstanding the above, all written notices and reports permitted or required to be delivered by the provisions of this Agreement shall be deemed so delivered at the time delivered by hand, or one (1) business day after sending by facsimile or comparable electronic system or two (2) business days after deposited with Federal Express or a comparable overnight courier company or three (3) business days after being placed in the U.S. mail by Registered or Certified Mail, return receipt requested, postage prepaid, and addressed to the party to be notified at its most current principal business address of which the notifying party has been notified.

         SECTION 12.06. In the event said notice specifies that Franchisee's default or breach constitutes a non-curable breach under the terms and conditions hereof, this Agreement, and Franchisee's rights hereunder, shall terminate ten (10) days following service of said notice.

         SECTION 12.07. Except as provided in Section 12.08 of this Article, all controversies, disputes or claims arising between Franchisor and Franchisee in connection with, arising from, or with respect to: (1) any provision of this Agreement or any other related agreement; (2) the relationship of the parties hereto; (3) the validity of this Agreement or any other related agreement, or any provision thereof; or (4) any specification, standard or operating procedure relating to the establishment or operation of the franchised business which shall not be resolved within fifteen (15) days after either party shall notify the other in writing of such controversy, dispute or claim, shall be submitted for arbitration to the New York, New York office of the American Arbitration Association on demand of either party. Such arbitration proceedings shall be conducted in New York, New York, except that for Franchisees located outside New York, arbitration will be conducted in the state where the Subject Location is located. Except as otherwise provided in this Agreement, arbitration proceedings shall be conducted in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall have the right to award or include in his award any relief which he deems proper in the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance and injunctive relief. The award and decision of the arbitrator shall be conclusive and binding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provision of any statute of limitations which would be otherwise applicable to the controversy, dispute or claim which is the subject of any arbitration proceeding initiated hereunder. Without limiting the foregoing, the parties shall be entitled in any such arbitration proceeding to the entry of an order by a court of competent jurisdiction pursuant to an opinion of the arbitrator for specific performance of any of the requirements of this Agreement. This provision shall continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement.

         SECTION 12.08. The rights of Franchisor and Franchisee hereunder are cumulative and no exercise or enforcement by Franchisor or Franchisee of any right or remedy hereunder shall preclude the exercise or enforcement by Franchisor or Franchisee of any other right or remedy hereunder or which Franchisor or Franchisee is entitled by law to enforce.

         SECTION 12.09. Notwithstanding the provisions of Section 12.07 above, Franchisor shall have the right to enforce by judicial process any rights it may have to possession of the Subject Location under any lease or sublease with Franchisee. Further, Franchisee agrees that Franchisor shall have the right to seek preliminary injunctive relief to restrain conduct by Franchisee in the development or operation of the franchise herein granted that could materially damage the goodwill associated with any of Franchisor's proprietary rights and/or marks or any The Great American BackRub location, provided that Franchisor agrees to arbitrate any such dispute concurrently with and subsequent to the grant or denial of such preliminary injunctive relief, and the sole remedy of Franchisee, in the event of entry of a preliminary injunction, shall be the dissolution of such injunction, if warranted upon hearing duly had (all claims for damages by reason of the wrongful issuance of any such injunction being expressly waived hereby).

         SECTION 12.10. If a claim for amounts owed by Franchisee to Franchisor or any of its affiliates is asserted in any judicial or arbitration proceeding, or if Franchisor or Franchisee is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall be entitled to reimbursement of its costs and expenses, including, but not limited to, reasonable accounting fees, attorneys fees and arbitrator's fees.
Attorneys' fees shall include, without limitation, reasonable legal fees, whether incurred prior to, or in preparation for or contemplation of the filing of any written demand or any claim, action, hearing or proceeding to enforce the obligations of Franchisor under this Agreement or any other related agreement between the parties.

         SECTION 12.11. Pending a decision of said arbitration proceeding, the franchise herein granted shall, at the sole option of Franchisor, be operated by Franchisor, who shall have sole authority as to the operation of said business. Franchisor shall deposit all revenues from the operation of said business, less normal operating expenses, including but not limited to rent, employee wages and benefits, reasonable merchandise purchases, utilities, taxes and insurance, in a separate account. The balance of said trust account shall be subject to the decision of said arbitration proceeding and, if said balance, or any portion thereof, is awarded to Franchisee, Franchisee shall be entitled to an accounting of all funds received and disbursed.

                                    LICENSES
                                   ARTICLE 13

         SECTION 13.01. In the event that any license, permit or similar governmental approval is required by the appropriate authorities of the state, county or city in which the franchise herein granted will be operated, then this Agreement is contingent upon the Franchisee securing such license. Franchisee agrees to make due and diligent application for such license and shall cooperate with the authorities in connection with such license application. In the event after such due and diligent application the Franchisee is unable to secure said license(s) within thirty (30) days following the effective date hereof, Franchisee shall give written notice to Franchisor by certified mail of his inability to secure such a license. Upon expiration of ten (10) days from date of receipt of such notice, this Agreement shall be deemed null and void and have no further effect. Except for such training fees paid pursuant to Section 4.04, all moneys paid hereunder by the Franchisee to Franchisor shall be refunded. All sums due to the Franchisee after deducting appropriate charges, shall be returned within ten
(10) days after receipt of such termination notice. Franchisee agrees that he will make immediate application to the proper authorities of the State in which the Subject Location is located to obtain such licenses and shall diligently and in good faith do all such things as may be necessary for that purpose. Franchisee represents that he has no knowledge or reason to believe that a license would not be granted to him on proper application.

         SECTION 13.02. In the event that during the term of this Agreement any license, permit or other approval described in Section 13.01 immediately above is revoked, suspended, or terminated, or Franchisee's right to operate the franchise is terminated or suspended, Franchisor shall have the right to terminate this Agreement upon ten (10) days written notice to Franchisee.


                                  MISCELLANEOUS
                                   ARTICLE 14

         SECTION 14.01. The waiver of Franchisor of any breach or default by the Franchisee shall not affect or impair Franchisor's right in respect to any subsequent default of the same or a different kind. Nor shall any delay or omission of Franchisor to exercise any right arising from any default affect or impair Franchisor's right as to the same or any future default.

         SECTION 14.02. This Agreement shall be governed by and construed in accordance with the laws of or applicable to the State of New York, as amended; except that for franchises located outside of New York, the laws of the state in which the Subject Location is located will apply.

         SECTION 14.03. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the number and gender.

         SECTION  14.04.  This Agreement and the  lease/sublease  referred to in
Section 5.01 hereof, contains the entire agreement of the parties and supersedes all prior negotiations, representations, inducements, promises, or agreements, oral or otherwise. Franchisee acknowledges that Franchisor has not made any representations, promises, or inducements, not embodied herein.

         SECTION 14.05. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this agreement had been executed with the individual portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have entered into this agreement notwithstanding the invalid portion hereof.

         SECTION 14.06. Should either party to this Agreement institute legal action for the enforcement of any provision of this Agreement, the prevailing party in said action shall be entitled to, in addition to any other relief, reasonable attorneys' fees and costs.

         SECTION 14.07. All notices and reports to Franchisor or Franchisee, if not personally served, shall be deemed so delivered one (1) business day after sending by facsimile or comparable electronic system, or two (2) business days after deposit with Federal Express or a comparable overnight courier company, or three (3) business days after being placed in the U.S. mail by Registered or Certified Mail, return receipt requested. All notices shall be sent postage prepaid and addressed to the respective party as follows, or as either party may from time to time designate in writing.

                Franchisor:                    Franchisee:

 The Great American BackRub Store, Inc.        10241 S.W. 136th St.
 425 Madison Avenue, Suite 605                 Miami, FL 33176
 New York, NY  10017

         SECTION 14.08. This Agreement may be modified or amended only by a written document of equal dignity.

         SECTION 14.09. This Agreement shall be binding on the parties, their heirs, executors, personal representatives, successors or assigns.

         SECTION  14.10.  To the extent that  Section  2.06,  Section  2.08,  or
Section 9.03(9) is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited, or length of time, but may be made enforceable by reductions of any or all thereof, Franchisee and Franchisor agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

         SECTION 14.11. This Agreement is executed in duplicate originals, any one of which may be introduced into evidence as conclusive of the content thereof.

         IN WITNESS WHEREOF the parties hereto have entered into this Agreement this 19th day of November, 1996, at New York, New York.



"Franchisor"                                 "Franchisee"

THE GREAT AMERICAN BACKRUB STORE, INC.       ROOSEVELT FIELD PARTNERS, LLC
a New York Corporation


By: /s/ Terrance C. Murray                   By: /s/ Illegible
    ----------------------                       ------------------
        Terrance C. Murray                           Illegible
Title: CEO

                                STATE OF NEW YORK

                 ADDENDUM ATTACHED TO AND FORMING A PART OF THE
                               FRANCHISE AGREEMENT
        BETWEEN THE GREAT AMERICAN BACKRUB STORE, INC. AS FRANCHISOR, AND
                 ROOSEVELT FIELD PARTNERS, LLC, AS FRANCHISEE,
                             DATED NOVEMBER 19, 1996

1. Section 3.04 of the Franchise Agreement is the same as written with the following addition:

         provided, however, that all rights enjoyed by the Franchisee and any causes of action arising in its favor from the provisions of Article 33 of the General Business Law of New York State and the regulations issued thereunder shall remain in force; it being the intent of this proviso that the non-waiver provisions of Sections 687.4 and 687.5 of the General Business Law of New York State be satisfied.

2. Section 9.03(7) of the Franchise Agreement is the same as written with the following addition:

         provided, however, that all rights enjoyed by the Franchisee and any causes of action arising in its favor from the provisions of Article 33 of the General Business Law of New York State and the regulations issued thereunder shall remain in force; it being the intent of this proviso that the non-waiver provisions of Sections 687.4 and 687.5 of the General Business Law of New York State be satisfied.

         Except as specifically modified herein, the Agreement shall remain in full force and effect as written.

         IN WITNESS WHEREOF, the parties hereto have executed this Rider to the Franchise Agreement on the date stated.

                                        THE GREAT AMERICAN BACKRUB STORE, INC.


                                        By: /s/ Terrance C. Murray
                                            ----------------------------
                                                Terrance C. Murray
                                        Title:  CEO


                                         /s/ Illegible
                                         -------------------------------
                                         Franchisee


                                         -------------------------------
                                         Franchisee